Execution Copy

VERSADIAL, INC.
TERM SHEET

This binding term sheet (this "**Term Sheet**"), dated as of March 3, 2009 (the "**Effective Date**"), describes certain of the indicative terms and conditions pursuant to which FURSA Master Global Event Driven Fund, L.P. (together with certain of its managed funds, "**FURSA**") would agree, among other things, to resolve all obligations outstanding under that certain Senior Secured Convertible Redeemable Promissory Note (the "**Convertible Note**"), dated August 9, 2006, by Versadial, Inc. (the "**Company**", and together with FURSA, the "**Parties**") in favor of FURSA, that certain Security Agreement, dated August 9, 2006, between the Company and FURSA, that certain Security Agreement, dated August 9, 2006, between Innopump, Inc. (the "**Subsidiary**") and FURSA and all related and ancillary documents (collectively, as amended or otherwise modified, the "**Loan Documents**").

THE TERMS SET FORTH BELOW ARE INTENDED TO PROVIDE A BINDING FRAMEWORK FOR A PROPOSED TRANSACTION, SUBJECT TO ENTRY INTO DEFINITIVE DOCUMENTS, WITH RESPECT TO THE SPECIFIC TRANSACTION STRUCTURE CONTEMPLATED HEREIN; PROVIDED, THAT THE OBLIGATIONS OF THE COMPANY DESCRIBED IN SUBSECTION (I) OF THE PROVISION ENTITLED "TRANSACTION SUMMARY AND TIMING" BELOW SHALL NOT BE SUBJECT TO ENTRY INTO DEFINITIVE DOCUMENTS, AND SHALL INSTEAD BE CURRENT, BINDING AND ENFORCEABLE OBLIGATIONS OF THE COMPANY AS OF THE EFFECTIVE DATE, WITHOUT FURTHER ACTION BY EITHER PARTY.

COMMENCING UPON THE DATE OF FURSA'S RECEIPT OF THE FINANCING CERTIFICATE (AS SUCH TERM IS DEFINED BELOW) (THE "CERTIFICATE RECEIPT DATE"), THE PARTIES SHALL NEGOTIATE IN GOOD-FAITH DEFINITIVE AGREEMENTS THAT WOULD GIVE EFFECT TO THE PROPOSED TRANSACTIONS DESCRIBED BELOW ON REASONABLE AND CUSTOMARY TERMS, SUCH TERMS AND NEGOTIATIONS TO TAKE INTO ACCOUNT ALL RELEVANT CONSIDERATIONS, INCLUDING, WITHOUT LIMITATION, THE PREVIOUS INVESTMENTS MADE BY FURSA IN THE COMPANY. SUCH GOOD-FAITH NEGOTIATIONS SHALL CONTINUE UNTIL THE EARLIEST OF (I) THE TIME OF THE EXECUTION OF DEFINITIVE AGREEMENTS GIVING EFFECT TO THE TRANSACTIONS CONTEMPLATED HEREIN, ON REASONABLE AND CUSTOMARY TERMS, SUCH TERMS TO TAKE INTO ACCOUNT ALL RELEVANT CONSIDERATIONS, INCLUDING, WITHOUT LIMITATION, THE PREVIOUS INVESTMENTS MADE BY FURSA IN THE COMPANY, (II) JULY 2, 2009, (III) THE DATE THIRTY DAYS AFTER THE CERTIFICATE RECEIPT DATE AND (IV) UNLESS WAIVED BY THE NON-BREACHING PARTY, THE TIME AT WHICH THE OTHER PARTY BREACHES ANY OF ITS OBLIGATIONS UNDER THIS TERM SHEET (SUCH EARLIEST DATE, THE "TERMINATION DATE"). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, FROM AND AFTER THE TERMINATION DATE, NEITHER PARTY SHALL HAVE ANY CONTINUING OBLIGATION TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY PURSUANT TO THIS TERM SHEET, INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION TO NEGOTIATE IN GOOD-FAITH WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN, OTHER THAN WITH RESPECT TO THE PROVISIONS IN THE SECTION ENTITLED "MISCELLANEOUS" BELOW.

Outline of Terms and Conditions for Cancellation of Obligations Under the Loan Documents

Transaction Parties:	FURSA and the Company.

Transaction Summary and Timing:

(i) On the Effective Date:

(a) the Parties shall enter into an Advances Agreement (substantially in the form of Exhibit A hereto, the "**Advances Agreement**");

(b) the Company, Geoffrey Donaldson and Matthew Harriton, on the one hand, and FURSA, FURSA Alternative Strategies, LLC and Michael Hawthorne, on the other hand, shall enter into a Settlement and Mutual Release Agreement substantially in the form of Exhibit B hereto; and

(c) the Company shall take all steps reasonably necessary or required to enable the Company to offer, on a best-efforts basis, pursuant to a private placement, up to $10 million, but in no case less than $8 million, in aggregate principal face amount of senior secured convertible notes with warrant coverage to third-party investors, on such terms and conditions as agreed upon by the Parties on and as of the Effective Date (the "**New Senior Notes**").

(ii) Subject to subsection (iv) below, upon the date upon which the Company determines that a transaction resulting in the issuance of the Senior Notes has become reasonably likely to occur within thirty days of such date, it shall submit a certificate to FURSA (the "**Financing Certificate**"), executed by an officer of the Company, specifying such determination and any material information in support thereof. From the Certificate Receipt Date until the Termination Date (including, in each case, such date), the Parties shall negotiate in good-faith definitive agreements that would give effect to the proposed transactions described in subsections (iii)(a) – (e) below on reasonable and customary terms, such terms and negotiations to take into account all relevant considerations, including, without limitation, the previous investments made by FURSA in the Company.

(iii) Subject to subsection (iv) below, upon the date upon which the Company consummates the offering of the New Senior Notes in an aggregate principal face amount of at least $8m (the "**Senior Note Issuance Date**"), the following shall occur:

(a) the Company's indebtedness and its other obligations under the Loan Documents, including, without limitation, the Convertible Note, and the Subsidiary's obligations under the Loan Documents shall be cancelled;

(b) the warrants to purchase common equity of the Company held by FURSA as at the date hereof shall be cancelled;

(c) FURSA, Geoffrey Donaldson and Matthew Harriton shall enter into a shareholders agreement (the "**Shareholders Agreement**") containing, among other things, certain drag-along rights, as more fully described below;

(d) the Company shall issue to (1) FURSA shares of convertible preferred stock (on such terms as more fully described below, the "**Convertible Preferred Stock**") in an aggregate principal amount of $5.5m, (2) FURSA shares of preferred stock (on such terms as more fully described below, the "**Preferred Stock**") in an aggregate principal amount equaling the sum of (x) $2.75m plus (y) the aggregate amount of the Advances (as such term is defined in the Advances Agreement) actually made pursuant to the Advances Agreement and (3) FURSA and Michael Hawthorne an aggregate of 2,000,000 shares of common stock, the apportionment thereof to be provided by FURSA and Michael Hawthorne within a reasonable period of time prior to the Senior Note Issuance Date; and

(e) the Company shall grant to FURSA the right to appoint an additional director of the Company, such director to replace a director currently serving on the Company's board.

(iv) In the event that the Senior Note Issuance Date has not occurred on or prior to July 1, 2009, the transactions contemplated under subsections (ii) and (iii) above shall not occur.

NEW SENIOR NOTES

Terms and Conditions: The terms and conditions of the New Senior Notes have been agreed upon by the Parties on and as of the Effective Date, and such terms and conditions are incorporated herein by reference.

CONVERTIBLE PREFERRED STOCK

Principal Amount: The Company shall issue shares of Convertible Preferred Stock to FURSA in an aggregate principal amount of $5.5m.

Liquidation Preference: Each share of Convertible Preferred Stock shall have a liquidation preference that equals its principal amount.

Dividend: On an annual basis, each share of Convertible Preferred Stock shall entitle FURSA to payment, in cash, of a dividend equaling 5% of the principal amount of such share of Convertible Preferred Stock; *provided*, that for the first eighteen months after the issuance of the Convertible Preferred Stock, the dividend on each such share shall be paid in kind in additional shares of Convertible Preferred Stock.

FURSA's Conversion Option: Shares of the Convertible Preferred Stock shall be convertible, at FURSA's option, into freely-tradeable, unrestricted common stock of the Company at an exercise price of $0.75 per share.

The Company's Conversion Option: Shares of the Convertible Preferred Stock shall be convertible, at the Company's option, into freely-tradeable, unrestricted common stock of the Company at an exercise price of $0.75 per share; provided, that, for the ninety (90) days preceding any such conversion, the Company's common stock shall have been trading on a national U.S. stock exchange for a price amounting to a market capitalization of the Company of no less than $50m.

No Right to Redeem: The Company shall have no option or right to redeem shares of the Convertible Preferred Stock.

Other Customary Provisions: The certificate of designations of the Convertible Preferred Stock shall have additional customary provisions including customary limited voting rights.

PREFERRED STOCK

Principal Amount: The Company shall issue shares of Preferred Stock to FURSA in an aggregate principal amount equaling the sum of (i) $2.75m plus (ii) the aggregate amount of the Advances actually made pursuant to the Advances Agreement.

Liquidation Preference: Each share of Preferred Stock shall have a liquidation preference that equals twice its principal amount.

Dividends: On an annual basis, each share of the Preferred Stock shall pay a dividend, in additional shares of Preferred Stock, equaling 8% of such share's principal amount.

No Conversion Rights:	Each share of Preferred Stock shall not be convertible into any other security.
Redemption Rights:	The Company may redeem any number of shares of Preferred Stock, at any time, upon payment to FURSA of an amount equaling twice the principal amount of such shares.
Other Customary Provisions:	The certificate of designations of the Preferred Stock shall have additional customary provisions, including customary limited voting rights.

SHAREHOLDERS AGREEMENT

Parties:	FURSA, Geoffrey Donaldson and Matthew Harriton (each, a "**Shareholder**").
Drag-Along Rights; Related Obligations:	Each Shareholder shall have (i) the obligation to notify each other Shareholder of any reasonably likely opportunity (in such Shareholder's knowledge) for the Company's entire outstanding common equity to be sold to a third-party for an aggregate consideration exceeding (x) \$50m prior to December 31, 2010 and (y) \$60m on January 1, 2011 and thereafter and (ii) the right to cause each other Shareholder to sell or otherwise transfer, and vote, its common equity holdings in furtherance of the consummation of any transaction satisfying the requirements in (i) above.
Other Customary Provisions:	The Shareholders Agreement shall have additional customary provisions, including limitations on transfers of Company common equity.

MISCELLANEOUS

Counterparts; Electronic Signatures:	This Term Sheet may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature of a Party transmitted to the other Party by facsimile, PDF or other electronic means shall constitute the original signature of such Party for all purposes.
Benefit and Burden:	This Term Sheet shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns.
No Third-Party Rights:	Nothing in this Term Sheet shall be deemed to create any right in any creditor or other person or entity not a Party and this Term Sheet shall not be construed in any respect to be a contract in

whole or in part for the benefit of any other person or entity.

Amendments and Waiver: No amendment, modification, restatement or supplement of this Term Sheet shall be valid unless the same is in writing and signed by the Parties. No waiver of any provision of this Term Sheet shall be valid unless in writing and signed by the Party against whom that waiver is sought to be enforced. No failure or delay on the part of either Party in exercising any right, power or privilege hereunder, and no course of dealing between or among the Parties, shall operate as a waiver of any right, power or privilege hereunder.

Assignments: Neither this Term Sheet nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party and any attempt to do so shall be null and void.

Applicable Law; Exclusive Jurisdiction; Venue (i) THIS TERM SHEET AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK SHALL BE THE EXCLUSIVE FORUM AND HAVE EXCLUSIVE JURISDICTION OVER ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES (OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, EQUITY HOLDERS OR AGENTS) UNDER THIS TERM SHEET OR IN ANY MANNER RELATED TO THE SUBJECT MATTER OF THIS TERM SHEET.

(ii) EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION (WHETHER SOUNDING IN CONTRACT OR TORT) OR PROCEEDING RELATED TO OR ARISING UNDER OR IN CONNECTION WITH THIS TERM SHEET, ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT MADE, EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS OR AGENTS.

(iii) Each Party irrevocably and unconditionally (a) consents to submit itself and its property in any legal action (whether sounding in contract or tort) or proceeding relating to or arising under or in connection with this Term Sheet, any other agreement,

document or instrument made, executed or delivered in connection herewith, any of the transactions contemplated hereunder or thereunder or in connection with or as a result of any course of conduct, course of dealing, statements (whether oral or written) or actions of any Party or any of its respective officers, directors, employees or equity holders, or for recognition and enforcement of any judgment in respect hereof or thereof, to the exclusive general jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York, (b) consents that any such action or proceeding may be brought solely in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees that it will not otherwise attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Term Sheet or any of the transactions contemplated by this Term Sheet in any court other than the courts of the State of New York and the federal courts of the United States of America located in the Southern District of New York.

Interpretation:

In this Term Sheet, unless a clear contrary intention appears, (i) the words "*herein*", "*hereof*" and "*hereunder*" and other words of similar import refer to this Term Sheet as a whole and not to any particular provision of this Term Sheet, (ii) all terms defined in the singular shall have the same meanings in the plural and *vice versa*, (iii) all references to Exhibits shall be deemed to be references to the Exhibits attached hereto which are made a part hereof and incorporated herein by reference, (iv) the word "*including*" (and with correlative meaning "*include*") means including, without limiting the generality of any description preceding such term, (v) the captions and headings contained in this Term Sheet shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise and (vi) no provision of this Term Sheet shall be interpreted or construed against a Party solely because that Party or its legal counsel drafted such provision.

Expenses:

From the Effective Date until the Certificate Receipt Date (or, if earlier, the Termination Date), each Party shall bear its own fees and expenses.

From the Certificate Receipt Date until the Termination Date (including, in each case, such date), the Company shall be responsible for the payment of reasonable attorneys' fees and

expenses incurred by FURSA's legal counsel ("**FURSA's Counsel**") in connection with the transactions contemplated by this Term Sheet. In connection therewith, the Company shall advance $50,000 (the "**Retainer Amount**") to FURSA's Counsel on or prior to the Certificate Receipt Date, to be applied toward the fees and expenses incurred by FURSA's counsel as contemplated herein, and FURSA's Counsel shall return to the Company any portion of the Retainer Amount not so utilized. Notwithstanding the immediately preceding sentence, in the event that the Company produces drafts of the certificates of designation for the Convertible Preferred and the Preferred Shares and the Shareholders Agreement, the Company shall not be required to post the Retainer Amount, but will be required to reimburse FURSA for the expenses of FURSA's legal counsel promptly upon presentation of invoices therefor.

Prevailing Party Costs: Notwithstanding anything contained herein to the contrary, if either Party commences an action against the other Party to enforce any of the terms, covenants, conditions or provisions of this Term Sheet or because of a breach by a Party of its obligations under this Term Sheet, the prevailing party in any such action shall be entitled to recover its costs and expenses, including reasonable attorneys' fees and costs of court, incurred in connection with the prosecution or defense of such action, from the losing party.

Entire Agreement: This Term Sheet and the documentation entered into by the Parties on and as of the Effective Date memorializing the Parties' agreement with respect to the terms and conditions of the New Senior Notes constitute the entire agreement of the Parties relating to the subject matter hereof, set forth all of the promises, agreements, conditions, understandings, warranties and representations between or among the Parties with respect to the matters contemplated hereby and supersede all prior discussions, agreements, arrangements or understandings, whether oral or written, relating to such subject matter, and there are no promises, agreements, conditions, understandings, representations or warranties, oral or written, express or implied, between or among the Parties concerning the subject matter hereof except as specifically set forth herein or therein.

Confidentiality: The Parties agree to keep confidential the matters contemplated herein and, except for disclosures required by law, not to make any public disclosures about the contents of this Term Sheet or the transactions contemplated hereby without prior notice to and approval of the other Party. If the transactions contemplated herein are not consummated, each Party will, upon request, return

to the disclosing Party all confidential materials regarding the disclosing party obtained in connection with the contemplated transaction.

Executed as of the Effective Date.

VERSADIAL, INC.

By: ______________________
Name: GEOFFREY DONALDSON
Title: CEO

FURSA MASTER GLOBAL EVENT DRIVEN FUND, L.P.

By: ______________________
Name: ______________________
Title: ______________________

Executed as of the Effective Date.

VERSADIAL, INC.

By: ______________________
Name: ______________________
Title: ______________________

FURSA MASTER GLOBAL EVENT DRIVEN FUND, L.P.

By: [signature]
Name: William F. Harley III
Title: President